                                   EXHIBIT 11

                EMMIS BROADCASTING CORPORATION AND SUBSIDIARIES

                SCHEDULE OF CALCULATION OF PER SHARE NET INCOME


                                                For the Three Months Ended               For the Twelve Months Ended
                                                       February 28,1998                      February 28, 1998
                                                       ----------------                      -----------------
                                                              Weighted   Calculated                  Weighted    Calculated
                                                 Net          Average       Per            Net       Average        Per
                                               Shares          Share       Income        Shares       Share        Income
                                             -----------    ----------   ----------    ----------   ----------   -----------
Shares outstanding and net
income used in the
determination of basic net
income per share                             ($3,136,000)   10,888,522   ($0.29)      $ 8,984,000   10,903,333   $   0.82

Options                                                             (A)                                474,432

Used in the determination of
diluted net income per share                 ($3,136,000)   10,888,522   ($0.29)      $ 8,984,000   11,377,765   $   0.79

(A) Excluded due to antidiluted effect.


                                                 For the Three Months Ended               For the Twelve Months Ended
                                                       February 28,1997                      February 28, 1997
                                                       ----------------                      -----------------
                                                              Weighted   Calculated                  Weighted    Calculated
                                                 Net          Average       Per            Net        Average       Per
                                               Shares          Share       Income        Shares       Share        Income
                                             -----------    ----------   ----------    ----------   ----------   ----------
Shares outstanding and net
income used in the
determination of basic net
income per share                              $1,240,000    10,979,641    $0.11       $15,440,000   10,942,996   $   1.41

Options                                                        425,706                                 348,229

Used in the determination of
diluted net income per share                  $1,240,000    11,405,347    $0.11       $15,440,000   11,291,225   $   1.37

